  Confidential                            serial number:：YGXX（2010）6

Yangling Agricultural High-tech Industries Demonstration Zone

District Entrance Project Agreement

Governing Committee of the Yangling Agricultural High-tech Industries
Demonstration Zone
Best Design Holdings Ltd.

August 12, 2010

 District Entrance Project Agreement

 Party A: Governing Committee of the Yangling Agricultural High-tech Industries Demonstration Zone (hereinafter referred to as Party A)

 Party B: Best Design Holdings Ltd. (hereinafter referred to as Party B)

 In conformity with the principles of equality, free will, honesty and trustworthiness, pursuant to The Contract Law of the People's Republic of China, Land Administration Law of the People’s Republic of China, Urban and Rural Planning Law of the People’s Republic of China and other laws and regulations, both parties have reached the following agreement regarding the investment project by Party B:

 Article One: Contents of the Project

Party B is to invest in and construct a facility for the production of probiotics for animal feed in Yangling Demonstration Zone.The total investment of the project is estimated to be RMB 395.56 million (Fixed asset investment of RMB373.7820 million). The investment scale is no less than RMB 1 million per Mu, and the construction period is 2 years.  The content of construction includes a workshop with the capability of producing 50 thousand tons of bacillus powder per year, a workshop with the capability of producing one-thousand tons of lactobacillus powder per year, a workshop with the capability of producing 10 thousand tons of saccharomycete powder per year, a workshop with the capability of producing 100 thousand tons of protein feed per year, an enzyme preparation workshop with a 20 thousand ton capacity, a power center, a testing & inspection center, an R&D building, a warehouse, a comprehensive office tower, a wastewater treatment plant, roads and greenbelt in the factory, and fire control systems. The concrete content as approved by the government in the Feasibility Study Report and the Preliminary Design and Construction Blueprints shall prevail.

Upon completion of the Project, and once the facility has commenced full scale production, the estimated production value of the Project is expected to reach RMB 3,130 million per year, the estimated tax revenue from the Project is expected to be RMB 186 million, and the number of employees is expected to be 500 people.

Article Two: Main Body of the Project

Within 15 days of the signing of this agreement, party B should complete the commercial registration and tax registration of the new entity.  The registered capital of the new entity should not be less than US$50 million.  The newly registered entity shall become the project’s legal person, and the rights and obligations of Party B provided in this agreement shall be inherited by the new entity.

Article Three: Land Use Rights of the Project

1.
The pre-selected site of the project is on the south of Chengnan Road and east of LIDESUOKE company (subject to the written proposal of site selection signed by Planning and Construction Bureau). The total area of the proposed site is 126 mu (subject to the surveying and mapping results), of which the first stage of the construction land is 105 mu and the confiscated land is 21 mu.

2.	The land use right is restricted to industrial purposes, and the transfer period of the land is 50 years.

3.
The usage rights of State-owned land for the project should be obtained in accordance with relative government regulations.  The land price of the project is RMB 96,000 per mu, and the starting price is RMB 96,000 per mu if the land should be acquired through Bid Invitation, Listing and Auction according to relative government regulations.

Article Four: Payment of Land Use Consideration

Within 30 days of the signing of this agreement, Party B should pay to Party A a performance bond (the performance bond should not be less than RMB 20,000 per mu) of RMB 3 million.  Party B is qualified to participate in either a bidding or allotment process. For the former, Party B obtains the land use rights through Bid Invitation, Listing and Auction, and signing the State-owned Land Use Rights Transfer Contracts with Land Resources Bureau in the demonstration area. If party B obtains the land use rights through the allotment process, the Land Resources Bureau of the demonstration area will issue the State-owned Land Allocation Decisions. Pursuant to the State-owned Land Use Right Transfer Contracts and the State-owned Land Allocation Decisions, Party B is required to remit the land transfer payment and the balance of the land use payment in addition to the performance bond to a special account designated for land transfer payment held by Party A.  If Party B does not obtain the land use right within 270 days of payment of the performance deposit, the Agreement will terminate automatically and the performance deposit will be fully refunded to Party B.

Article Five: Responsibilities and Obligations of Party A

1.
Within 60 days of signing of the State-owned Land Use Right Transfer Contracts and the issue of the State-owned Land Allocation Decisions, the Land Resources Bureau of the demonstration area will transfer the land on an “as-is” basis to Party B.  The Investment Service Bureau serves as the initiator of the land transfer, and the Land Resources Bureau, the Planning & Construction Bureau, and the Municipal Administration Bureau are responsible for the land allotment and building line checking based on their own functions.

2.
Party A will assist Party B with the implementation of the Investment project, the project registration, initiation, planning and construction and related procedures,  as well as in solving relative difficulties and problems arising during the implementation of the project.

3.
Party A will assist Party B with construction electricity issues.  Party A is responsible for the connection of 10kv high-voltage lines to the nearest feeder pillar or connection node of the power networks of the city in which the project is located.  Party B is responsible for the circuit and equipment costs other than the feeder pillar or connection node. The expense for construction of the dedicated line is at Party B’s cost if the power consumption is over 20000kw.

4.
Party A will assist Party B with the issue of water-supply, rainwater and sewage discharge and heating during the project construction.  Party A is responsible for connection of water supply line to the nearest valve well of the assigned land parcel.  All of the other expenses are at party B’s cost. Party A is responsible for connection of a heat supply pipeline to the nearest fixed trestle of the assigned land parcel. All of the other expenses are at party B’s cost.

5.
Party A should ensure unimpeded traffic for the project’s implementation and supplementary construction of urban roads to Party B’s construction site according to Urban Planning & Construction regulations. The road from the urban road to the project construction site should be constructed by Party B according to the Planning Requirements.

6.	Party A will assist Party B with procedures for installation of natural gas, telephone system, and cable television, all of which are at Party B’s cost.

7.
Party A will assist Party B in competing for the industry support fund and preferential policies from central and provincial governments taking advantage of the Joint Construction system by Provinces and the Ministry.

8.
Party A will assist Party B with the resettlement procedures of full-time staff and their family members in Yangling.  Employees from Party B who can meet relative requirements can enjoy the preferential policies issued by Party A in application for purchasing of economically affordable housing, and their children can enjoy the same education as the resident population of the city.

Article Six: Responsibilities and Obligations of Party B

1.
The development and construction of the project by party B should be in line with relative laws and regulations of the state. Party B should go through planning and construction formalities according to relative procedures, regulate construction practices in accordance with the relevant provisions, and execute Environmental Impact Assessment and “Three-synchronous Requirement” in environmental protection, the emission of industrial “three wastes” should be up to standard, and production safety, municipal administration, fire control, sanitation and labor security should be in compliance with relevant state provisions (subject to approval or issue of acceptance certificates of relevant responsible authorities).

2.
Party B is required to commence construction of the Project within 60 days of delivery of the land. The construction of the Project (subject to receipt of acceptance certificate upon completion of the project issued by relevant responsible authorities) should be in line with the Planning Permit on Land for Construction Use and the Planning Permit on Construction Works, and should be completed and put into production on schedule.

3.
Under conditions of failing to meet the deadline of commencement under Article 6(2), Party B should file an application for postponement of commencement to Party A 30 days before the expiration of the above-mentioned period, the postponement of period should not be more than three months, and under conditions of failing to complete the project construction within the above-mentioned period, Party B should file an application for extension of construction period to Party A 30 days before the expiration of the above-mentioned period, the extension should not be more than three months.

4.	Party B should pay all taxes & fees in accordance with relevant state laws, regulations, and normative documents.

5.
Within 60 days of the date of commencement of production, Party B is required to provide a fixed asset value assessment report issued by a qualified intermediary as a condition precedent to Party B’s application to Party A for any financial assistance related to the Project.

Article Seven: Special Agreements by Both Parties

1.
After execution of the Agreement and completion of the matters relating to land use, Party A is required to provide financial assistance by way of industry development funds to Party B in the sum of RMB4.5 million.

2.
Thereafter, Party A will support Party B’s business by making incentive payments to Party B equal to (i) 100% of the tax paid by Party B and retained by the local government for the first three years after the Project commencement date, and (ii) 50% of the tax paid by Party B and retained by the local government for the fourth year after the Project commencement date.

3.
Party A will actively assist Party B in applying for various policy support such as support on national agriculture comprehensive exploitation projects, demonstration projects for the industrialization of Hi-Tech research outcomes, recycling economy projects, discounts on technological renovation projects, and international market development funds.  Party A will also provide support and assistance to Party B in reorganization according to modern corporate system and listing on an exchange.

4.
Party B promises that no less than 40% of the new entity’s registered capital be remitted into a capital account within two days of the opening of the account, and the remaining balance to be injected in accordance with the progress of the Project, with the full amount to be injected within 24 months.

5.	Party B estimates that construction of the new facility will be completed within 24 months and the investment will be completed in accordance with the agreement.

6.
Party B promises that it will comply with state laws and regulations, operate with integrity, and pay tax in accordance with law.  Party B will strictly adhere to the rules and regulations formulated by the management committee of Yangling Demonstration Area, actively maintain the investment environment of the area, fulfill this agreement and the rights and obligations provided in the agreement earnestly, ensure project funds are in place on time and the construction process is in line with the agreement, and make sure that the project can be implemented at an early date.

Article Eight: Responsibility for Default

1.
In the event that the land for construction is not transferred to Party B on the date stipulated in Article 5(1) of this agreement, if there is (i) over 30 days delay, Party A should pay liquidated damages equal to 0.3% of the total land transfer payment per day of delay, or (ii) over 90 days delay, Party B has the right to cancel the contract and Party A shall be liable for economic losses directly arising from the delay in land transfer.

2.
In the event that the performance bond, the transfer payment, or land allotment payment is not transferred to Party A on the date stipulated in Article 4 of this agreement, if there is (i) over 30 days delay, Party B should pay liquidated damages equal to 0.3% of the total land transfer payment every day, or (ii) over 90 days delay, Party A has the right to cancel the contract and Party B shall be liable for economic losses directly arising from the delay in land transfer.

3.
All of the preferential policies are subject to the amount of investment and tax contributions of Party B provided in the agreement If the actual investment in fixed assets and tax contribution of Party B fails to meet the standard specified in Article one, Party A will adjust and reduce the supporting funds and preferential policies on the portion of Party B’s actual investment in fixed assets and tax contribution as defined in this agreement.

4.
Under conditions of failing to complete construction and put into operation (unless as a result of force majeure) according to the Feasibility Study Report approved by the government, (i) within 180 days delay, Party B should pay liquidated damages equal to 1% of the total amount of land transfer payment or land allocation payment per day of delay, (ii) if over 180 days delay, Party B should pay liquidated damages equal to 2% of the total amount of land transfer payment or land allocation payment per day of delay.  In the event that the actual amount of the investment falls short of 25% of the total investment amount, and as a result the land development becomes idle, (i) if the land has been left idle for one year, Party A shall charge a fee for idle land, (ii) If the land has been left idle for two years, Party A has the right to cancel the contract and withdraw the right to the use of the land without compensation.

5.
In the event that Party B gives up the implementation of the project according to this District Entrance agreement, the land transfer payment or land allotment payment will be fully refunded to Party B at the original contract price.  Party B is obliged to dismantle the surface buildings and attachments thereto, and to restore the original appearance of the land. Thereafter Party A will withdraw the land.

Article Nine: Force Majeure

1.
Should force majeure lead to a situation in which the agreement cannot be carried out either in part or in whole, neither of the parties shall assume any obligations.  Both parties, however, should take all necessary remedial measures to minimize loss or damage caused by force majeure, or shall bear the loss for not taking remedial measures.  Under conditions that the loss caused by force majeure happens after the dilatory fulfillment of the agreement, both parties hereto shall be exempt from their obligations.

2.
The Party suffering loss caused by force majeure shall notify the counterpart of the circumstances of the event in written form within 48 hours, and state in writing the reason that the agreement cannot be carried out either in part or in whole, or needs to be delayed, within 3 working days.

Article Ten: Dispute Resolution

1.	The conclusions, validity, interpretation, and performance of this agreement and the settlement of disputes in connection herewith shall be governed by the laws of the People’s Republic of China.

2.
Disputes arising from the performance of this agreement shall be settled through consultation between the parties, and in case such consultation fails, each party may start legal proceedings with the local People’s Court in the jurisdiction in which the project is located.

Article Eleven: Others Provisions

1.
Parties hereto who change their correspondence address or contact details shall notify the counterpart within 15 days, and the party at fault shall bear the loss arising from for any delay in notification.

2.
Parties hereto shall comply with laws, rules, regulations, and other normative documents that have provisions of matters not mentioned herein, or may settle through consultation and supplemental agreement.  Supplementary agreements shall have the same legal effect as this agreement.

3.	The sealed and stamped Chinese language version of this agreement shall prevail in the event of a dispute.

4.	Details of provisions on land use of the project can be found in the State-owned Land Use Rights Transfer Contracts and the State-owned Land Allocation Decisions.

5.
This agreement shall be held in six copies of the same form. Each party shall preserve two copies and the other two copies shall be held by Party B temporarily for filing with relevant government departments.

Party A(SEAL)	Party B(SEAL)

Residential Address	Residential Address
Legal representative	Legal representative
Agent:	Agent:
Telephone	Telephone:
Fax	Fax:
Telegram:	Telegram:
Opening bank	Opening bank
Account No.:	Account No.:
Zip Code:	Zip Code:
month, day, 2010	month, day, 2010